Exhibit 99                           For more information call:
                                      Rick Van Warner
                                      407-628-3104
                                      Warren Nelson
                                      813-961-0944


                    SHELLS SEAFOOD RESTAURANTS, INC.
                    REPORTS ANNUAL AND FOURTH QUARTER RESULTS

 TAMPA, Fla., Jan. 30 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported a net loss for the fiscal year ended December 28, 2003, of $1,034,000 or $0.23 per share based on 4,577,000 weighted average common shares outstanding. In comparison, the Company reported net income of $677,000 or $0.07 per share for the fiscal year ended December 29, 2002, based on 10,259,000 diluted common shares outstanding. Exclusive of non-recurring items described below, the net loss in fiscal 2003 was $764,000 or $0.17 per share, compared to net income in fiscal 2002 of $575,000 or $0.06 per share diluted.
    The net loss for the fourth quarter of 2003 was $1,229,000 or $0.27 per share, in comparison to a net loss in the fourth quarter of 2002 of $303,000 or $0.07 per share. Exclusive of non-recurring items described below, net loss for the fourth quarter of 2003 was $869,000 or $0.19 per share, compared to a net loss in the fourth quarter of 2002 of $193,000 or $0.04 per share.
    Revenues for fiscal 2003 decreased by 6.7% to $44,046,000 from $47,227,000 in the prior year. Fourth quarter revenues for fiscal 2003 decreased by 6.4% to $9,008,000 from $9,624,000 in the comparable period in 2002. Same store sales for the fourth quarter of 2003 decreased 6.5% from the year-ago quarter. Same store sales decreased 5.1% during fiscal 2003 from the prior year. The Company operated 28 restaurants in both the fourth quarters of fiscal 2003 and 2002. One restaurant closed during the third quarter of fiscal 2002.
    "Our company endured a difficult year marked by many changes," said CEO Leslie Christon. During the second half of 2003, Christon joined the 19-year-old company and hired new executives to head both operations and marketing.
    "We fully recognize the need to improve our atmosphere, our menu, our marketing and most importantly, our execution, to ensure that every guest receives friendly, prompt service and hot, delicious seafood," Christon said. "The changes we're making will give new customers a reason to try us and our loyal customers a reason to join us more often."
    "Our challenges were not created overnight, and turning Shells around will not happen overnight either," she added. "We're disappointed with 2003 results, but are excited about 2004 and the positive guest feedback we're getting from the changes that are in process."
    The results for the fiscal years of 2003 and 2002 included non-recurring charges of $270,000 and income of $102,000, respectively. Non-recurring charges in 2003 consisted of a $360,000 write down of impaired assets to their estimated fair value in the fourth quarter; a one-time charge for severance expense of $70,000; and a $36,000 inventory write down; offset in part by a reduction in reserves for workers' compensation funding of $196,000. Non-recurring income in 2002 consisted of the recognition of $318,000 in income tax refunds; offset in part by a $110,000 write down of impaired assets in the fourth quarter and recognition of $106,000 in imputed interest.
    On January 31, 2005, two notes totaling $2,000,000 will mature, for which payment will be due in full, along with deferred interest through the due date of $420,000. The notes are held by entities owned by various of the Company's directors. The Company anticipates that it either will restructure this debt or will obtain alternative outside financing to replace these obligations. There are no assurances that these financing options will be available.

    The Company currently manages and operates 28 full-service, neighborhood seafood restaurants in Florida under the name "Shells." Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

    In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; and the timing, costs and charges relating to restaurant openings and closings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.


                         SHELLS SEAFOOD RESTAURANTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                          (Unaudited)
                                     13 Weeks  13 Weeks   52 Weeks  52 Weeks
                                       Ended     Ended     Ended     Ended
                                      December  December  December  December
                                         28,       29,       28,       29,
                                        2003      2002      2003      2002

    Revenues                          $9,008    $9,624    $44,046   $47,227

    Costs and expenses
     Cost of sales                     2,998     3,111     14,466    15,777
     Labor and other related
      expenses                         3,085     3,165     13,845    14,586
     Other restaurant operating
      expenses                         2,560     2,326     11,118    10,774
     General and administrative
      expenses                           770       811      3,387     3,564
     Depreciation and amortization       277       268      1,077     1,102
     Provision for impairment of
      goodwill                            --        52         --       206
     Provision for impairment of
      assets                             360       110        360       110
    Income (loss) from operations     (1,042)     (219)      (207)    1,108

    Interest expense, net               (115)     (109)      (463)     (534)
    Other income (expense)                (7)       77       (100)       (3)
    Income (loss) before elimination
     of minority partner
     interest and income taxes        (1,164)     (251)      (770)      571
    Elimination of minority partner
     interest                            (65)      (52)      (264)     (221)
    Income (loss) before provision
     for income taxes                 (1,229)     (303)    (1,034)      350
    Income tax benefit                    --        --         --       327

    Net income  (loss)               $(1,229)    $(303)   $(1,034)     $677

    Net income (loss) per share of
     common stock:
     Basic                            $(0.27)   $(0.07)    $(0.23)    $0.15
     Diluted                          $(0.27)   $(0.07)    $(0.23)    $0.07

    Average number of weighted
     common shares outstanding:
     Basic                             4,631     4,454      4,577     4,454
     Diluted                           4,631     4,454      4,577    10,259




                         SHELLS SEAFOOD RESTAURANTS, INC.
                              (Dollars in thousands)

                                        (Unaudited)
                                     13 Weeks  13 Weeks  52 Weeks  52 Weeks
                                      Ended     Ended     Ended     Ended
                                     December  December  December  December
                                        28,       29,       28,       29,
                                       2003      2002      2003      2002
    System-wide sales:
      Company-owned restaurants (1)   $8,967    $9,591    $43,881  $47,065
      Licensed restaurants (2)         1,669     1,687      7,167    8,147
      Total                          $10,636   $11,278    $51,048  $55,212



                                                           December  December
                                                             28,       29,
                                                            2003      2002
    Number of restaurants at end of
     period:
      Company-owned restaurants (1)                          24        24
      Licensed restaurants (2)                                4         4
      Total                                                  28        28

    Balance sheet data:
      Cash                                                 $724    $2,469
      Working capital (deficiency)                       (3,606)   (3,239)
      Total assets                                       11,616    13,859
      Stockholders' equity                                1,183     2,152

    (1) Includes one joint venture restaurant in which the Company has a 51% equity interest.
    (2) Includes one restaurant that was closed between March 3 and June 23, 2003 due to a fire.